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                                                                   Exhibit 21.1


                       Centerstate Banks of Florida, Inc.


                                  Form 10-KSB


                    For Fiscal Year Ended December 31, 2000





                           Subsidiaries of Registrant
                           --------------------------

              First National Bank of Osceola County, organized under the laws of the United States

              First National Bank of Polk County, organized under the laws of the United States

              Community National Bank of Pasco County, organized under the laws of the United States